Exhibit 10.9

Shares Repurchase Agreement

Party A：Guangxi Liuzhou Baicaotang Medicine Ltd.
Legal Representative：Tang Huitian

Party B：Liuzhou Baicaotang Property Management Co., Ltd
Legal Representative：Tan Yuqing

Whereas,

(1)
Party A and Party B entered into the Shares Transfer Agreement on April 1, 2008 in respect that Party A transferred 51% equity it held in Guangxi Liuzhou Baicaotang Medicine Retail Ltd. (“BCT Retail Share” and “BCT Retail”) to Party B;

(2)	Party A and Party B both agree that Party A should have the right of preemption to repurchase the BCT Retail Equity.

Party A and Party B hereby enter into the following Shares Repurchase Agreement (“Agreement”):

1.
Within ten (10) years after the Share Transfer Agreement was executed by the parties (“Repurchase Period”), Party A should have the preemption right to repurchase the BCT Retail Share from Party B under any circumstances (“Right of Preemption”).

2.	During the Repurchase Period, Party B shall not transfer BCT Retail Share to any third party without Party A’s written declaration of giving up the Right of Preemption as provided herein.

3.
Party A may repurchase BCT Retail Share from Party B at the timing negotiated by Party A and Party B, or under the conditions that the law permit a commercial wholly foreign-owned enterprise to own more than 30 chains.

4.
Party B shall, upon Party A’s request, assist Party A to handle all matters in respect of repurchase and complete the change of registration with competent Authority of Industry and Commercial within the terms as required by Party A.

5.	The consideration of the BCT Retail Share repurchased by Party A shall be no more than 51% of the BCT Retail’s registered capital at the time of repurchase happens.

6.
In case Party B fails to handle the matters as provided herein, it shall take the responsibility of breach.  Party B shall continue to handle all matters concerning repurchase as required by Party A within the term and pay the remedy to Party A at 10% of total amount of the consideration.

7.
Any dispute arising out of the performance of this Agreement shall be mutually negotiated between the parties.  When failing to get a consistent settlement, any party may submit such dispute to the People’s Court of Liunan District, Liu Zhou City for determination.

8.	The terms and conditions set forth in herein should not be modified unless written agreed by the parties.

9.	This agreement is made in four counterparts with each party holding two copies. This Agreement shall become binding in the date signed by the Parties.

Party A: Guangxi Liuzhou Baicaotang Medicine Ltd.

Legal Representative：

Date: July 31, 2008

Party B: Liuzhou Baicaotang Property Management Co., Ltd

Legal Representative：

Date: July 31, 2008

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